UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2013

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34856	36-4673192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Galleria Tower

13355 Noel Road, 22nd Floor

Dallas, Texas  75240

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On November 10, 2013, the restrictions (the “Restrictions”) imposed by the Amended and Restated Certificate of Incorporation of The Howard Hughes Corporation (the “Company”) on the direct or indirect transferability of the Company’s equity securities to preserve the value of certain of the Company’s deferred tax assets generated by net operating losses and other tax attributes expired on their terms.  The Restrictions were adopted to reduce the likelihood of an “ownership change,” as defined in Section 382 of the Internal Revenue Code (an “Ownership Change”).  Generally, an Ownership Change would occur if the percentage of the Company’s stock owned by one or more “five percent stockholders” increased by more than fifty percentage points at any time during the prior three-year period.  An Ownership Change could substantially limit the Company’s ability to use its operating losses and other deferred tax assets.  The Restrictions provided that, subject to certain restrictions, until the earlier of such time that the Company’s Board of Directors determined that it is no longer in the Company’s best interests to continue to impose the Restrictions or November 10, 2013 (a) no person or entity may acquire or accumulate 4.99% or more of the Company’s common stock or any other class of the Company’s equity (as determined under tax law principles governing the application of Section 382 of the Internal Revenue Code), and (b) no person owning directly or indirectly (as determined under such tax law principles) 4.99% or more of the Company’s equity securities as of November 9, 2010 may acquire additional equity securities of the Company.

In order to better protect the value of certain of the Company’s deferred tax assets generated by net operating losses and other tax attributes, the Company adopted a shareholder rights plan on February 27, 2012.  This shareholder rights plan generally would prevent any person from acquiring 4.99% or more of the Company’s outstanding shares of common stock without the approval of the Company’s Board of Directors and, thus prevent an Ownership Change from occurring without board approval.  This shareholder rights plan will remain in effect until the earlier of: (i) March 14, 2015; (ii) the time at which the rights thereunder are redeemed or exchanged; (iii) the effective time of the repeal of Section 382 of the Internal Revenue Code or any successor statute if the Company’s Board of Directors determines that the shareholder rights plan is no longer necessary for the preservation of the Company’s deferred tax assets generated by the net operating losses and other tax attributes; and (iv) the first day of the taxable year of the Company to which the Company’s Board of Directors determines that the deferred tax assets generated by the net operating losses and other tax attributes may not be carried forward.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1

Section 382 Rights Agreement, dated as of February 27, 2012, by and between The Howard Hughes Corporation and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed February 29, 2012).

99.1	Press Release dated November 13, 2013 announcing the expiration of common stock transferability restrictions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

	By:	/s/ Peter F. Riley
Peter F. Riley
Senior Vice President, Secretary and
General Counsel

Date: November 13, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1

Section 382 Rights Agreement, dated as of February 27, 2012, by and between The Howard Hughes Corporation and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed February 29, 2012).

99.1	Press Release dated November 13, 2013 announcing expiration of common stock transferability restrictions.